EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement on Form S-8 (No 333-27555) pertaining to the 1997 Stock Incentive Plan of Journal Register Company of our report dated March 25, 2005, with respect to the consolidated financial statements and schedule of Journal Register Company, included in the Annual Report (Form 10-K) of Journal Register Company for the year ended December 26, 2004.

/s/ ERNST & YOUNG LLP

MetroPark, New Jersey
March 06, 2006